UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):   April 7, 2011

USA REAL ESTATE INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

California	0-16508	68-0420085

(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		Number)

1066 Vanderbilt Way
Sacramento, California	95825

(Address of principal executive offices)	(Zip Code)

(916) 761-4992
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 7, 2011, the Registrant entered into a Contract for Sale and Purchase of Real Property or the Contract, with Foremost Financial, LLC, an unaffiliated third party, or Purchaser, to sell the one hundred and twenty one acres in Wiggins, Mississippi owned by the Registrant for $2,600,000 in cash.

The material terms of the Contract provide for: (i) an earnest money deposit of $50,000 which is refundable at any time and for any reason during the due diligence period which expires on May 13, 2011; (ii) a closing date for the sale of the property on or before May 30, 2011; (iii) the Registrant to pay the base premium with respect to the title policy and the customary closing costs of the escrow agent and the Purchaser to pay any special premiums or fees with respect to the title policy; (iv) the Registrant to make limited representations and warranties to the Purchaser; and (v) the assignment of the Contract by the Purchaser.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 13, 2011	USA REAL ESTATE INVESTMENT TRUST
	By:	/s/ Gregory E. Crissman
Gregory E. Crissman, as Chief Financial Officer and Principal Financial Officer
(Duly Authorized Officer)